EXHIBIT 99.1

ALLEGIANT TRAVEL COMPANY
FOURTH QUARTER AND FULL YEAR 2010 FINANCIAL RESULTS
32nd Consecutive Profitable Quarter
Fully Diluted Earnings per Share of $.64
12.9% Operating Margin in the 4th quarter
15.8% Operating Margin in full year 2010

Las Vegas, Nev., January 31, 2011 /PRNewswire/ – Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the 4th quarter 2010 as well as full year 2010 and comparisons to prior year equivalents:

Unaudited	4Q10	4Q09	Change	2010	2009	Change
Total operating revenue (millions)	$162.0	$134.7	20.3%	$663.6	$557.9	18.9%
Operating income (millions)	$20.9	$18.1	15.5%	$104.7	$122.3	(14.4)%
Operating margin	12.9%	13.4%	-0.5pp	15.8%	21.9%	-6.1pp

EBITDA (millions)	$30.0	$25.8	16.4%	$139.6	$151.8	(8.0)%
EBITDA margin	18.5%	19.1%	-0.6pp	21.0%	27.2%	-6.2pp
Net income (millions)	$12.4	$10.5	17.5%	$65.7	$76.3	(13.9)%
Diluted earnings per share	$0.64	$0.52	23.1%	$3.32	$3.76	(11.7)%

“We have concluded another very successful year,” stated Maurice J. Gallagher, Jr., Chairman and CEO of Allegiant Travel Company.  “Our 4th quarter results represented the 32nd consecutive quarter and eight straight years of profits.  Our $105M operating profit translated into $66M of net income and just short of $140M of EBITDA for the year.  4th quarter results generated a 13% operating margin, lower than our goal of 20%.  The substantial increase in jet fuel prices which peaked during the last two weeks of the quarter weighed on the quarter's results.  In three months our scheduled service cost per gallon increased almost 11% or $.25 to $2.61.  If we had maintained our 3rd quarter unit fuel cost, our operating margin would have approached 17%.  In spite of this, we were able to grow earnings per share by 23% compared to last year’s 4th quarter.

“On the revenue front, we had reasonable increases.  Our total RASM in the 4th quarter, including ancillary products, increased 9.2% year over year while sequentially total RASM was up 12%.  Our scheduled service selling fare sequentially was up 16.6% in the 4th quarter versus the 3rd quarter, a healthy increase.  Our combined scheduled service average fare of almost $117, exceeded only by our 3rd quarter 2008 combined fare, was a necessary increase given the pressure from energy costs.

“We have recently added several individuals to our senior management team, including new leaders in our flight operations and station operations areas as well as the creation of a new Chief Information Officer position.   We are excited to be able to attract highly capable leaders who will help us manage the business as it becomes larger and more complex.  Strengthening our foundation is a key part of our 2011 Plan and bringing on new leadership in certain areas of the business is a very important part of that effort.

“Lastly, I want to thank our team members for their efforts in producing another excellent year.  Their efforts everyday delivering our customers safely, reliably and on-time are critical to our success,” concluded Gallagher.

Unaudited	4Q10	4Q09	Change	2010	2009	Change
Scheduled Service:
Average fare - scheduled service	$81.62	$75.81	7.7%	$76.26	$70.37	8.4%
Average fare - ancillary air-related charges	$30.96	$28.79	7.5%	$30.24	$29.07	4.0%
Average fare - ancillary third party products	$4.28	$3.99	7.3%	$4.34	$4.01	8.2%
Average fare - total	$116.86	$108.59	7.6%	$110.84	$103.45	7.1%
Scheduled service revenue per ASM (PRASM)(cents)	7.98	7.30	9.3%	7.45	6.99	6.6%
Total revenue per ASM (TRASM) (cents)	11.42	10.46	9.2%	10.83	10.28	5.4%
Load factor	89.9%	90.2%	-0.3pp	90.8%	90.4%	0.4pp

Total System*:
Operating expense per passenger	$103.52	$95.62	8.3%	$94.69	$81.77	15.8%
Operating expense per passenger, excluding fuel	$58.36	$57.93	0.7%	$53.41	$50.80	5.1%
*Total system includes scheduled service, fixed-fee contract and non-revenue flying

Andrew C. Levy, President of Allegiant Travel Company, stated, “We are very pleased with the improvement in our revenue metrics.  Our average fare, air-related and third party ancillaries all increased by more than 7% even with a 14% increase in capacity.

“The revenue strength we experienced during the 4th quarter has continued into 2011 and while we are pleased with our revenue performance, we are wary of the accelerating climb in jet fuel prices we have seen in the last six weeks.  Our capacity plan for the 1st half of 2011 had already reflected a slowing growth rate, but we have now reduced our growth even further, particularly for the 2nd quarter.  We now expect 2nd quarter scheduled capacity to range from flat to up 4% year over year.

“As we slow our growth rate, we will experience an increase in unit costs due in large part to lower fleet utilization, but less capacity gives us the opportunity to increase fares and attempt to pass on the higher costs of fuel to our customers.  In addition to added cost pressure due to our decision to lower utilization, we are projecting a substantial increase in engine maintenance for the first half of the year due to several planned engine overhaul events.

“Our increased emphasis on our third party business continues to pay dividends.  During the 4th quarter, gross revenues from third party products increased 10%, but net revenues were up by 24% reflecting improved profitability.  Full year gross revenues approached $90 million, an increase of 22%, while net revenues increased by 24% to $24.4 million.  Our third party business continues to be an important area of focus for the company and we expect to maintain momentum with our recent advertising campaign emphasizing the value of bundled packages,” concluded Levy.

Supplemental Ancillary Revenue Information (unaudited)	4Q10	4Q09	Change	2010	2009	Change
Gross ancillary revenue - third party products (000)	$18,192	$16,478	10.4%	$89,258	$73,188	22.0%
Cost of goods sold (000)	$(11,839)	$(11,249)	5.2%	$(60,860)	$(50,014)	21.7%
Transaction costs (a) (000)	$(811)	$(743)	9.2%	$(4,032)	$(3,459)	16.6%
Ancillary revenue - third party products (000)	$5,542	$4,486	23.5%	$24,366	$19,715	23.6%
As percent of gross	30.5%	27.2%	3.3pp	27.3%	26.9%	0.4pp
As percent of income before taxes	27.0%	25.7%	1.3pp	23.6%	16.4%	7.0pp
Ancillary revenue - third party products/scheduled passenger	$4.28	$3.99	7.3%	$4.34	$4.01	8.2%
(a) includes credit card fees and travel agency commissions

Our unrestricted cash at the end of the 2010 was $150 million which was down from $231 million at the beginning of the year.  Capital expenditures of $98.5 million for the year were lower than expected as the purchases of several part out MD-80s and one 757 moved to the 1st quarter of 2011.  We also paid down over $31 million in debt and capital lease obligations, while raising $14 million of debt on our two owned 757 aircraft.  Finally, during 2010 we returned over $68 million to shareholders through a $14.9 million special dividend and re-purchases of almost $53 million of the company’s shares.  We currently have $46 million remaining under our share repurchase authority.

Unaudited (millions)	12/31/10	12/31/09	Change
Unrestricted cash (including short term investments)	$150.3	$231.5	(35.1)%
Unrestricted cash net of air traffic liability	48.9	140.9	(65.3)%
Total debt including capital leases	28.1	45.8	(38.6)%
Capital expenditures during year	98.5	31.7	210.7%

Other highlights in the most recent quarter include:

•	Entered into a three year agreement with Alamo Rent A Car whereas Alamo will be the exclusive rental car provider for Allegiant through 2013.

•	Added 5 new cities and 16 new routes

•	Executed term sheets on three 757s for short term leases to European operators.

•	Instituted new Low-Price Pledge to help emphasize customer savings when purchasing travel packages

•	Named one of “America’s 100 Best Small Companies” by Forbes Magazine

Network Summary*	12/31/10	12/31/09
Major leisure destinations	6	6
Other leisure destinations	5	5
Small cities served	62	58
Total cities served	73	69

Routes to Las Vegas	45	40
Routes to Orlando	29	31
Routes to Tampa Bay/St. Petersburg	20	20
Routes to Phoenix-Mesa	27	20
Routes to Los Angeles (includes Long Beach)	17	11
Routes to Ft. Lauderdale	7	5
Other routes	15	9
Total routes	160	136
* includes cities served seasonally

At this time, Allegiant Travel Company provides the following guidance to investors, subject to revision.

Guidance, subject to revision	2011	2011
	1st quarter	2nd quarter
System
Departure year-over-year growth	+3 - 6%	+1 - 5%
ASM year-over-year growth	+3 - 6%	+1 - 5%
Scheduled
Departure year-over-year growth	+3 - 6%	+0 - 4%
ASM year-over-year growth	+3 - 6%	+0 - 4%

•	1st quarter fixed fee and other revenues expected to be between $12 and $16 million.

•	1st quarter 2011 cost per available seat mile, excluding fuel (CASM ex fuel), is expected to be up between 8 and 10% compared to the 1st quarter of 2010.

•	An operating fleet of 51 MD-80 aircraft through the 1st half of 2011.

•	2011 capital expenditures of approximately $100 million. The 3rd 757 that was originally scheduled to be purchased in the 4th quarter of 2010 will now be purchased in the 1st quarter of 2011.

•	1st quarter 2011 block hours per aircraft per day will be approximately 6.3, an 8% decline from aircraft utilization during the 1st quarter of 2010.

At this time we have no fuel hedges in place.

Allegiant Travel Company will host a conference call with analysts at 4:30 East Coast time today, January 31st, 2011, to discuss its 4th quarter and full year 2010 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiant.com. The webcast will also be archived in the “Events & Presentations” section of the website.

About the Company
Las Vegas-based Allegiant Travel Company (NASDAQ: ALGT) is focused on linking travelers in small cities to major leisure destinations such as Las Vegas, Orlando, Fla., Tampa/St. Petersburg, Fla., Phoenix-Mesa, Los Angeles and Fort Lauderdale, Fla. Through its subsidiary, Allegiant Air, the Company operates a low-cost, high-efficiency, all-jet passenger airline offering air travel both on a stand-alone basis and bundled with hotel rooms, rental cars and other travel related services.  ALGT/G

Media Inquiries: Tyri Squyres +1-702-851-7370
mediarelations@allegiantair.com

Investor Inquiries: Chris Allen +1-702-851-7365
ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding the future fuel prices, future operating expense, ASM growth, departure growth, fleet growth, fleet utilization, fixed-fee and other revenues and expected capital expenditures, as well as other information concerning future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope”  or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, the effect of the economic downturn on leisure travel, increases in fuel prices, terrorist attacks, risks inherent to airlines, demand for air services to our leisure destinations from the markets served by us, our ability to implement our growth strategy, unionization efforts, our dependence on our leisure destination markets, our ability to add, renew or replace gate leases, our competitive environment, problems with our aircraft, dependence on fixed fee customers, our reliance on our automated systems, economic and other conditions in markets in which we operate, aging aircraft and other governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
Three Months Ended December 31, 2010 and 2009
(in thousands, except per share amounts)
(Unaudited)

	Three months ended December 31,		Percent
	2010	2009	change
OPERATING REVENUE:
Scheduled service revenue	$105,751	$85,240	24.1
Ancillary revenue:
Air-related charges	40,117	32,372	23.9
Third party products	5,542	4,486	23.5
Total ancillary revenue	45,659	36,858	23.9

Fixed fee contract revenue	10,434	12,297	(15.2)
Other revenue	189	334	(43.4)
Total operating revenue	162,033	134,729	20.3

OPERATING EXPENSES:
Aircraft fuel	61,588	45,988	33.9
Salary and benefits	26,902	20,661	30.2
Station operations	15,177	13,119	15.7
Maintenance and repairs	16,358	16,056	1.9
Sales and marketing	3,953	3,690	7.1
Aircraft lease rentals	154	507	(69.6)
Depreciation and amortization	9,144	7,872	16.2
Other	7,907	8,785	(10.0)
Total operating expenses	141,183	116,678	21.0

OPERATING INCOME	20,850	18,051	15.5
As a percent of total operating revenue	12.9%	13.4%
OTHER (INCOME) EXPENSE:
(Earnings) loss from unconsolidated affiliates, net	(17)	146	(111.6)
Interest income	(188)	(500)	(62.4)
Interest expense	522	921	(43.3)
Total other (income) expense	317	567	(44.1)

INCOME BEFORE INCOME TAXES	20,533	17,484	17.4
As a percent of total operating revenue	12.7%	13.0%

PROVISION FOR INCOME TAXES	8,152	6,943	17.4

NET INCOME	$12,381	$10,541	17.5
As a percent of total operating revenue	7.6%	7.8%

Earnings per share to common stockholders (1):
Basic	$0.65	$0.53	22.6
Diluted	$0.64	$0.52	23.1

Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	18,894	19,796	(4.6)
Diluted	19,091	20,123	(5.1)

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock.  The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share.  The two-class method adjusts both the net income and shares used in the calculation.  Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
Three Months Ended December 31, 2010 and 2009
(Unaudited)

	Three months ended December 31,		Percent
	2010	2009	change*
OPERATING STATISTICS
Total system statistics
Passengers	1,363,779	1,220,275	11.8
Revenue passenger miles (RPMs) (thousands)	1,248,333	1,124,642	11.0
Available seat miles (ASMs) (thousands)	1,441,801	1,297,333	11.1
Load factor	86.6%	86.7%	-0.1
Operating revenue per ASM (cents)	11.24	10.39	8.2
Operating expense per ASM (CASM) (cents)	9.79	8.99	8.9
Fuel expense per ASM (cents)	4.27	3.54	20.6
Operating CASM, excluding fuel (cents)	5.52	5.45	1.3
Operating expense per passenger	$103.52	$95.62	8.3
Fuel expense per passenger	$45.16	$37.69	19.8
Operating expense per passenger, excluding fuel	$58.36	$57.93	0.7
Departures	11,161	10,129	10.2
Block hours	26,129	23,452	11.4
Average stage length (miles)	867	859	0.9
Average number of operating aircraft during period	51.3	45.0	14.0
Total aircraft in service at period end	52	46	13.0
Average departures per aircraft per day	2.4	2.4	-
Average block hours per aircraft per day	5.5	5.7	(3.5)
Full-time equivalent employees at period end	1,614	1,569	2.9
Fuel gallons consumed (thousands)	24,544	22,199	10.6
Average fuel cost per gallon	$2.51	$2.07	21.3

Scheduled service statistics
Passengers	1,295,703	1,124,449	15.2
Revenue passenger miles (RPMs) (thousands)	1,190,960	1,053,077	13.1
Available seat miles (ASMs) (thousands)	1,325,364	1,167,214	13.5
Load factor	89.9%	90.2%	-0.3
Departures	9,774	8,470	15.4
Average passengers per departure	133	133	-
Block hours	23,676	20,706	14.3
Yield (cents)	8.88	8.09	9.8
Scheduled service revenue per ASM (cents)	7.98	7.30	9.3
Total ancillary revenue per ASM (cents)	3.45	3.16	9.2
Total revenue per ASM (TRASM) (cents)	11.42	10.46	9.2
Average fare - scheduled service	$81.62	$75.81	7.7
Average fare - ancillary air-related charges	$30.96	$28.79	7.5
Average fare - ancillary third party products	$4.28	$3.99	7.3
Average fare - total	$116.86	$108.59	7.6
Average stage length (miles)	904	919	(1.6)
Fuel gallons consumed (thousands)	22,349	19,493	14.7
Average fuel cost per gallon	$2.61	$2.22	17.6
Percent of sales through website during period	89.9%	86.5%	3.4

* except load factor and percent of sales through website, which is percentage point change

Allegiant Travel Company
Consolidated Statements of Income
Years Ended December 31, 2010 and 2009
(in thousands, except per share amounts)
(Unaudited)

	Years ended December 31,		Percent
	2010	2009	change
OPERATING REVENUE:
Scheduled service revenue	$427,825	$346,222	23.6
Ancillary revenue:
Air-related charges	169,640	143,001	18.6
Third party products	24,366	19,715	23.6
Total ancillary revenue	194,006	162,716	19.2

Fixed fee contract revenue	40,576	43,162	(6.0)
Other revenue	1,234	5,840	(78.9)
Total operating revenue	663,641	557,940	18.9

OPERATING EXPENSES:
Aircraft fuel	243,671	165,000	47.7
Salary and benefits	108,000	90,006	20.0
Station operations	62,620	53,993	16.0
Maintenance and repairs	60,579	52,938	14.4
Sales and marketing	17,062	16,458	3.7
Aircraft lease rentals	1,721	1,926	(10.6)
Depreciation and amortization	34,965	29,638	18.0
Other	30,367	25,728	18.0
Total operating expenses	558,985	435,687	28.3

OPERATING INCOME	104,656	122,253	(14.4)
As a percent of total operating revenue	15.8%	21.9%
OTHER (INCOME) EXPENSE:
(Earnings) loss from unconsolidated affiliates, net	(14)	84	(116.7)
Interest income	(1,184)	(2,474)	(52.1)
Interest expense	2,522	4,079	(38.2)
Total other (income) expense	1,324	1,689	(21.6)

INCOME BEFORE INCOME TAXES	103,332	120,564	(14.3)
As a percent of total operating revenue	15.6%	21.6%

PROVISION FOR INCOME TAXES	37,630	44,233	(14.9)

NET INCOME	$65,702	$76,331	(13.9)
As a percent of total operating revenue	9.9%	13.7%

Earnings per share to common stockholders (1):
Basic	$3.36	$3.81	(11.8)
Diluted	$3.32	$3.76	(11.7)

Weighted average shares outstanding used in computing earnings per share to common stockholders (1):
Basic	19,407	19,982	(2.9)
Diluted	19,658	20,278	(3.1)

(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock.  The Basic and Diluted earnings per share for the periods presented reflect the two-class method mandated by accounting guidance for the calculation of earnings per share.  The two-class method adjusts both the net income and shares used in the calculation.  Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
Years Ended December 31, 2010 and 2009
(Unaudited)

	Years ended December 31,		Percent
	2010	2009	change*
OPERATING STATISTICS
Total system statistics
Passengers	5,903,184	5,328,436	10.8
Revenue passenger miles (RPMs) (thousands)	5,466,237	4,762,410	14.8
Available seat miles (ASMs) (thousands)	6,246,544	5,449,363	14.6
Load factor	87.5%	87.4%	0.1
Operating revenue per ASM (cents)	10.62	10.24	3.7
Operating expense per ASM (CASM) (cents)	8.95	8.00	11.9
Fuel expense per ASM (cents)	3.90	3.03	28.7
Operating CASM, excluding fuel (cents)	5.05	4.97	1.6
Operating expense per passenger	$94.69	$81.77	15.8
Fuel expense per passenger	$41.28	$30.97	33.3
Operating expense per passenger, excluding fuel	$53.41	$50.80	5.1
Departures	47,986	43,795	9.6
Block hours	111,739	98,760	13.1
Average stage length (miles)	874	836	4.5
Average number of operating aircraft during period	49.0	42.7	14.8
Total aircraft in service at period end	52	46	13.0
Average departures per aircraft per day	2.7	2.8	(3.6)
Average block hours per aircraft per day	6.2	6.3	(1.6)
Full-time equivalent employees at period end	1,614	1,569	2.9
Fuel gallons consumed (thousands)	106,093	93,521	13.4
Average fuel cost per gallon	$2.30	$1.76	30.7

Scheduled service statistics
Passengers	5,609,852	4,919,826	14.0
Revenue passenger miles (RPMs) (thousands)	5,211,663	4,477,119	16.4
Available seat miles (ASMs) (thousands)	5,742,014	4,950,954	16.0
Load factor	90.8%	90.4%	0.4
Departures	41,995	37,115	13.1
Average passengers per departure	134	133	0.8
Block hours	101,242	87,939	15.1
Yield (cents)	8.21	7.73	6.2
Scheduled service revenue per ASM (cents)	7.45	6.99	6.6
Total ancillary revenue per ASM (cents)	3.38	3.29	2.7
Total revenue per ASM (TRASM) (cents)	10.83	10.28	5.4
Average fare - scheduled service	$76.26	$70.37	8.4
Average fare - ancillary air-related charges	$30.24	$29.07	4.0
Average fare - ancillary third party products	$4.34	$4.01	8.2
Average fare - total	$110.84	$103.45	7.1
Average stage length (miles)	912	891	2.4
Fuel gallons consumed (thousands)	96,153	83,047	15.8
Average fuel cost per gallon	$2.43	$1.90	27.9
Percent of sales through website during period	88.8%	86.3%	2.5

* except load factor and percent of sales through website, which is percentage point change

Allegiant Travel Company
Non-GAAP Presentations
Quarters Ended September 30, 2010 and 2009
 (Unaudited)

"EBITDA" represents earnings before interest expense, income taxes, depreciation and amortization. EBITDA is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to net income or operating income as indicators of our financial performance or to cash flow as a measure of liquidity. EBITDA is included as a supplemental disclosure because we believe it is a useful indicator of our operating performance. Further, EBITDA is a well-recognized performance measurement that is frequently used by securities analysts, investors and other interested parties in comparing the operating performance of companies. We believe EBITDA is useful in evaluating our operating performance compared to our competitors because its calculation generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisitions, which items may vary between periods and for different companies for reasons unrelated to overall operating performance. The following represents the reconciliation of EBITDA to net income for the periods indicated below.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of the non-GAAP financial measure EBITDA to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is net income, and a reconciliation of the non-GAAP measure to the most comparable GAAP measure.  Our utilization of a non-GAAP measurement is not meant to be considered in isolation or as a substitute for net income or other measures of financial performance prepared in accordance with GAAP. EBITDA is not a GAAP measurement and our use of it may not be comparable to similarly titled measures employed by other companies in the airline industry. The reconciliations to GAAP measures follow.

	Three months ended December 31,		Percent
(in thousands)	2010	2009	change
Net income	$12,381	$10,541	17.5
Plus (minus)
Interest income	(188)	(500)	(62.4)
Interest expense	522	921	(43.3)
Provision for income taxes	8,152	6,943	17.4
Depreciation and amortization	9,144	7,872	16.2
EBITDA	$30,011	$25,777	16.4

	Full year		Percent
(in thousands)	2010	2009	change
Net income	$65,702	$76,331	(13.9)
Plus (minus)
Interest income	(1,184)	(2,474)	(52.1)
Interest expense	2,522	4,079	(38.2)
Provision for income taxes	37,630	44,233	(14.9)
Depreciation and amortization	34.965	29,638	18.0
EBITDA	$139,635	$151,807	(8.0)